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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants
                   -----------------------------------------

       As independent public accountants, we hereby consent to the incorporation by reference in National Data Corporation's Registration Statements on Forms S-8 Nos. 2-81717, 2-86961, 2-92193, 33-25635, 33-43005, 33-44858, 33-58622, 33-
58624, 33-59717, 33-55057, 333-05499, 333-05451, 333-05427 of our report dated
September 5, 1997 relating to the financial statements of Source Informatics Inc., which is incorporated by reference in National Data Corporation's Current Report on Form 8-K dated December 15, 1997.



/s/ Arthur Andersen LLP


Atlanta, Georgia
December 30, 1997